UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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TURTLE BEACH CORPORATION
(Name of Registrant as Specified in Its Charter)

THE DONERAIL GROUP LP

THE DONERAIL MASTER FUND LP

WILLIAM WYATT

HARBERT DONERAIL FUND GP LLC

DONERAIL GROUP GP LLC

HARBERT FUND ADVISORS, INC.

HARBERT MANAGEMENT CORPORATION

SCW CAPITAL, LP

SCW CAPITAL QP, LP

SCW CAPITAL MANAGEMENT, LP

TRINITY INVESTMENT GROUP, LLC

ROBERT CATHEY

TERRY JIMENEZ

KIMBERLY KREUZBERGER

KATHERINE L. SCHERPING

BRIAN STECH

MICHELLE D. WILSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Donerail Group, LP, a Delaware limited partnership (“Donerail”), together with the other participants named herein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes to elect its slate of six highly-qualified director nominees at the 2022 annual meeting of shareholders (the “Annual Meeting”), of Turtle Beach Corporation, a Nevada corporation (the “Company”).

Item 1: On May 2, 2022, Donerail delivered the following material to shareholders of the Company:

Item 2: On May 3, 2022, Donerail sent the following email to subscribers of www.ResetTurtleBeach.com, which includes links to materials previously filed with the SEC:

Further, we are deeply concerned that the Board may have failed to fully explore third party acquisition overtures given our disturbing experience trying to meaningfully engage with the Board regarding our premium all-cash offers last year.

It is time to send a message to the current Turtle Beach Board and management team that **shareholders deserve better**.

To end the status quo of poor governance and significant underperformance at Turtle Beach, we urge you to vote the **WHITE** proxy card. By voting TODAY, you can help elect a superior slate of highly qualified directors with the right experience and right plan to create long-term value for all shareholders.

Meet Our Nominees

We look forward to continuing to engage with you in the coming weeks leading up to the Annual Meeting. We encourage you to review our materials and share your feedback at www.ResetTurtleBeach.com.

Thank you for your support.

Sincerely,

William Z. Wyatt
Managing Partner
The Donerail Group LP

Link to disclaimer: https://resetturtlebeach.com/disclaimer/

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